SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 14, 2006

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.       Other Events

On December 14, 2006, Coherent, Inc. (the “Company”) issued a press release indicating that due to the continuing review by a special committee of its board of directors of the Company’s historical stock option practices and related accounting, the Company would not be able to file its annual report on Form 10-K for the fiscal year ended September 30, 2006 on its due date of December 14, 2006, and does not anticipate that it will be able to file its Form 10-K within the 15 calendar-day extension afforded by the filing of a Form 12b-25.

In addition, the Company indicated in the press release that it had received an informal inquiry from the San Francisco District Office of the Securities and Exchange Commission relating to the Company’s past granting of stock options.  The Company intends to cooperate with the inquiry.

A copy of the press release relating to these announcements is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.       Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release of Coherent issued on December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: December 14, 2006
	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel

EXHIBITS

Exhibit No.	Description
99.1	Press release of Coherent issued on December 14, 2006